SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                               September 25, 2001
                                 Date of Report
                        (Date of earliest event reported)


                             POWER EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)


        Nevada                       000-09419               84-0811647
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(State of Incorporation)       Commission File No.        (IRS Employer ID No.)







                              5416 Birchman Avenue
                             Fort Worth, Texas 76107
                         -------------------------------
                    (Address of principal executive offices)

                                 (817) 377-4464
                           --------------------------
                         (Registrant's telephone number)





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Item 5. Other Materially Important Events

Change in the Capitalization of Company - Reverse Split

         As the shareholders of Power Exploration, Inc. are aware, the Company has been operating for a period of over a year under a going-concern exception issued by its auditors, Killman, Murrell & Co., P.C. Unfortunately, the Company has been unable to secure adequate financing in both private and public sectors.


         This failure is primarily due to depressed and inconsistent commodity prices and the nature of the Company's current debt structure. Current management also was unable to affect the strategies espoused in its business plan and fund its private placement.

         Accordingly, the Company, by vote of a full majority of its Board of Directors, announces a one for one hundred (1 to 100) reverse stock split, as dictated and authorized by Nevada State law. While this action is regrettable, management of the Company feels that it is in the best interest of its shareholders.

Item 7.  Exhibits

EX-3     SPECIAL MEETING BY THE BOARD OF DIRECTORS OF POWER
         EXPLORATION, INC. DATED SEPTEMBER 25, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              POWER EXPLORATION, INC.

Date: OCTOBER 10, 2001
                                              /S/ M.O. Rife, III
                                              ------------------------------
                                              M. O. Rife, III, Chairman